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                                                                    EXHIBIT 3.91
                                                                    ------------

                           ARTICLES OF INCORPORATION

                                       OF

                       MONTEREY LANDFILL GAS CORPORATION

                                       I

     The name of this corporation is:  Monterey Landfill Gas Corporation.

                                       II

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California ("GCL") other than banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     The name in the State of California of the corporation's initial agent for service of process, is: United Stated Corporation Company.

                                       IV

     The corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is 600 common shares.

Dated this 29th day of September, 986.
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                                        /s/ Nancy J. Kras
                                        ---------------------------------
                                        Incorporator

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.


                                        /s/ Nancy J. Kras
                                        ---------------------------------
                                        Incorporator

                                       2